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As filed with the Securities and Exchange Commission on August 26, 2003

Registration No. 333-59284

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-effective Amendment No. 4 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADVANSTAR COMMUNICATIONS INC.
(Exact Name of Registrant as Specified in Its Charter)

New York (State or Other Jurisdiction of Incorporation or Organization)	7389 (Primary Standard Industrial Classification Code Number)	59-27557389 (I.R.S. Employer Identification Number)
SEE TABLE OF ADDITIONAL REGISTRANTS

545 Boylston Street, 9th Floor
Boston, MA 02116
(617) 267-6500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

David W. Montgomery
Vice President-Finance, Chief Financial
Officer and Secretary
Advanstar Communications Inc.
131 West First Street
Duluth, MN 55802
(218) 723-9200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Richard Truesdell Jr.
Michael Kaplan
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-59284

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

TABLE OF ADDITIONAL REGISTRANTS

	State of Incorporation	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number
Men's Apparel Guild in California, Inc.	California	7389	95-1588605
Applied Business teleCommunications	California	7389	94-2896012

EXPLANATORY NOTE

        No form of prospectus is filed with this Post-effective Amendment No. 4 to the registration statement. This amendment is being filed pursuant to Rule 462(d) solely to add certain exhibits to the exhibit list included after the signature pages hereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Advanstar Communications Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Minnesota, on August 26, 2003.

ADVANSTAR COMMUNICATIONS INC.
By:	/s/ DAVID W. MONTGOMERY Name: David W. Montgomery Title: Vice President—Finance, Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert L. Krakoff	Chairman of the Board and Chief Executive Officer	August 26, 2003
/s/ DAVID W. MONTGOMERY David W. Montgomery	Vice President—Finance, Chief Financial Officer, Secretary and Principal Accounting Officer	August 26, 2003
* James M. Alic	Director	August 26, 2003
* Joseph Loggia	Director	August 26, 2003
* OhSang Kwon	Director	August 26, 2003
* James A. Quella	Director	August 26, 2003
* David M. Wittels	Director	August 26, 2003
* Douglas B. Fox	Director	August 26, 2003

*By:	/s/ DAVID W. MONTGOMERY David W. Montgomery Attorney-in-fact

2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Applied Business teleCommunications has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Minnesota, on August 26, 2003.

APPLIED BUSINESS TELECOMMUNICATIONS
By:	/s/ DAVID W. MONTGOMERY Name: David W. Montgomery Title: Authorized Officer

        We, the undersigned officers and directors of Applied Business teleCommunications, hereby severally constitute and appoint Robert L. Krakoff and David W. Montgomery, and each of them singly, our true and lawful attorneys, with the power to them and each of them singly, to sign for us and in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-1 (including additional post-effective amendments), and generally to do all things in our names and on our behalf in such capacities to enable Applied Business teleCommunications to comply with the provisions of the Securities Act of 1933, as amended, and all the requirements of the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT L. KRAKOFF Robert L. Krakoff	Director and Chief Executive Officer	August 26, 2003
/s/ DAVID W. MONTGOMERY David W. Montgomery	Director and Principal Financial Officer and Principal Accounting Officer	August 26, 2003
/s/ JOSEPH LOGGIA Joseph Loggia	Director	August 26, 2003
/s/ JAMES M. ALIC James M. Alic	Director	August 26, 2003

3

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Men's Apparel Guild in California, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Minnesota, on April 4, 2003.

MEN'S APPAREL GUILD IN CALIFORNIA, INC.
By:	/s/ DAVID W. MONTGOMERY Name: David W. Montgomery Title: Authorized Officer

        We, the undersigned officers and directors of Men's Apparel Guild in California, Inc., hereby severally constitute and appoint Robert L. Krakoff and David W. Montgomery, and each of them singly, our true and lawful attorneys, with the power to them and each of them singly, to sign for us and in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-1 (including additional post-effective amendments), and generally to do all things in our names and on our behalf in such capacities to enable Men's Apparel Guild in California, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all the requirements of the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT L. KRAKOFF Robert L. Krakoff	Director and Principal Executive Officer	August 26, 2003
/s/ DAVID W. MONTGOMERY David W. Montgomery	Principal Finance and Accounting Officer	August 26, 2003
/s/ JOSEPH LOGGIA Joseph Loggia	Director	August 26, 2003
/s/ JAMES M. ALIC James M. Alic	Director	August 26, 2003

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EXHIBIT INDEX

Exhibit No.	Document
3.1	Certificate of Incorporation of Advanstar Communications Inc. (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by reference herein)
3.1.1	Certificate of Amendment of the Certificates of Incorporation of Advanstar Communications Inc. (Previously filed as an exhibit to the Company's Annual Report on Form 10-K for 2000 and incorporated by reference herein)
3.2	Amended and Restated By-Laws of Advanstar Communications Inc. (Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2003 and incorporated by reference herein)
3.3	Certificate of Incorporation of Men's Apparel Guild in California, Inc. (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by reference herein)
3.4	By-Laws of Men's Apparel Guild in California, Inc. (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by reference herein)
3.5	Certificate of Incorporation of Applied Business teleCommunications (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by reference herein)
3.6	By-Laws of Applied Business teleCommunications (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by reference herein)
4.2	Indenture dated as of August 18, 2003 among Advanstar Communications Inc., the Guarantors party thereto and the Trustee*
4.3	Intercreditor Agreement dated as of August 18 among Advanstar Communications and the other parties thereto*
5.1	Opinion of Davis Polk & Wardwell (previously filed)
10.1	Advanstar Holdings Corp. 2000 Management Plan Incentive dated as of October 11, 2000, as amended September 17, 2002 and December 10, 2002. (Previously filed as an exhibit to the Company's Annual Report on Form 10-K for 2002 and incorporated by reference herein)
10.2	Advanstar Holdings Corp. Shareholders Agreement dated as of October 11, 2000. (Previously filed as an exhibit to the Company's Annual Report on Form 10-K for 2000 and incorporated by reference herein)
10.2.1	First Amendment and Waiver to Shareholders' Agreement dated as of February 21, 2001. (Previously filed as an Exhibit to the Company's Registration Statement on Form S-1 (333-59284) and incorporated by reference herein)
10.2.2	Second Amendment and Waiver to Shareholders' Agreement dated as of April 4, 2001. (Previously filed as an Exhibit to the Company's Registration Statement on Form S-1 (333-59284) and incorporated by reference herein)
10.3	Credit Agreement, dated as of October 11, 2000, as amended and restated November 7, 2000, among, Advanstar Communications Inc., the guarantors party thereto and the lenders party thereto. (Previously filed as an exhibit to the Company's Annual Report on Form 10-K for 2000 and incorporated by reference herein)
10.3.2	Second Amendment to Credit Agreement, dated as of March 28, 2003 (Previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2003 and incorporated by reference herein)

10.3.3	Third Amendment to Credit Agreement, dated as of August 18, 2003*
10.4	Employment Agreement, dated August 14, 2000, between Advanstar, Inc. and Robert Krakoff. (Previously filed as Exhibit 10.1 to Form 10-Q of Advanstar, Inc. filed with the Securities and Exchange Commission on November 14, 2000, and incorporated by reference herein)
10.5	Employment Agreement, dated August 14, 2000, between Advanstar, Inc. and James M. Alic. (Previously filed as Exhibit 10.2 to Form 10-Q of Advanstar, Inc. filed with the Securities and Exchange Commission on November 14, 2000, and incorporated by reference herein)
10.5.1	Amendment to Employment Agreement, effective March 1, 2002, between Advanstar, Inc. and James M. Alic. (Previously filed as an exhibit to the Company's Annual Report on Form 10-K for 2001 and incorporated by reference herein)
10.6	Employees' 401(k) Plan and Trust, as amended. (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by reference herein)
10.7	Agreement, dated July 31, 1997, between Advanstar Communications Inc. and Banta Publications. (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by reference herein)
10.8	Employment Agreement dated June 20, 2001 between Advanstar, Inc. and Joseph Loggia. (Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the second quarter of 2001 and incorporated by reference herein)
10.9	Direct Investment Plan dated as of October 11, 2000. (Previously filed as an exhibit to the Company's Annual Report on Form 10-K for 2001 and incorporated by reference herein)
10.10	Registration Rights Agreement dated as of February 21, 2001 between Advanstar Communications Inc. and Credit Suisse First Boston Corporation, Fleet Securities, Inc., Barclays Capital Inc., BMO Nesbitt Burns Inc. and Dresdner Kleinwort Benson North America LLC, as Initial Purchasers. (Previously filed)
10.11	Advisory Agreement, effective December 10, 2002, between Advanstar, Inc. and Douglas B. Fox (Previously filed as an exhibit to the Company's Annual Report on Form 10-K for 2002 and incorporated by reference herein).
10.12	Letter, dated February 7, 1994, between Advanstar Communications Inc. and David W. Montgomery (Previously filed as an exhibit to the Company's Annual Report on Form 10-K for 2002 and incorporated by reference herein).
10.13	Agreement, dated February 19, 1999, by and among Advanstar, Inc., Advanstar Communications Inc. and Eric I. Lisman (Previously filed as an exhibit to the Company's Annual Report on Form 10-K for 2002 and incorporated by reference herein).
12.1	Computation of Ratio of Earnings to Fixed Charges.*
21.1	Subsidiaries of Advanstar Communications, Inc. (Previously filed as an exhibit to the Company's Annual Report on Form 10-K for 2000 and incorporated by reference herein)
23.1	Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP*
24.1	Power of Attorney (included on the signature pages)
25	Statement of Eligibility of the Trustee on Form T-1 (Previously filed)

*
Filed herewith.

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TABLE OF ADDITIONAL REGISTRANTS
EXPLANATORY NOTE
SIGNATURES
SIGNATURES
SIGNATURES
EXHIBIT INDEX